DIRECTORS' POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

         Each of the undersigned, as directors of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                      1933 Act                  1940 Act
                                      Reg. Number               Reg. Number

IDS Life Investment Series, Inc.      2-73115                   811-3218
IDS Life Managed Fund, Inc.           2-96367                   811-4252
IDS Life Moneyshare Fund, Inc.        2-72584                   811-3190
IDS Life Special Income Fund, Inc.    2-73113                   811-3219

hereby constitutes and appoints William R. Pearce, Arne H. Carlson and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 14th day of January, 1999.


/s/  H. Brewster Atwater, Jr.                        /s/    William R. Pearce
     H. Brewster Atwater, Jr.                               William R. Pearce

/s/  Arne H. Carlson
     Arne H. Carlson

/s/  Lynne V. Cheney                                 /s/    Alan K. Simpson
     Lynne V. Cheney                                        Alan K. Simpson

/s/  David R. Hubers                                 /s/    Edson W. Spencer
     David R. Hubers                                        Edson W. Spencer

/s/  Heinz F. Hutter                                 /s/    John R. Thomas
     Heinz F. Hutter                                        John R. Thomas

/s/  Anne P. Jones                                   /s/    Wheelock Whitney
     Anne P. Jones                                          Wheelock Whitney

/s/  James A. Mitchell                               /s/    C. Angus Wurtele
     James A. Mitchell                                      C. Angus Wurtele